UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 7, 2010
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01                      Entry into a Material Definitive Agreement

On May 7, 2010, in connection with the consummation of the Share Purchase (as defined and described in Item 2.01 below), Micron Technology, Inc. (“Micron”), Intel Corporation (“Intel”), Intel Technology Asia Pte Ltd (“ITA”), STMicroelectronics N.V. (“ST”), Redwood Blocker S.a.r.l. (“Redwood”) and PK Flash, LLC (“PK”, and collectively with Intel, ITA, ST and Redwood, the “Sellers”), entered into a stockholder rights and restrictions agreement (the “SHRRA”) pursuant to which, among other things, Micron may be required under certain conditions to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of Micron Shares (as defined in Item 2.01 below), subject to certain customary rights enabling Micron to postpone the filing of the registration statement and suspend the effectiveness of such registration for certain periods and subject to customary cross-indemnification and expense provisions.  Pursuant to the SHRRA, Micron has agreed to use commercially reasonable efforts to file a registration statement on Form S-3 (a “Shelf Registration Statement”) to effect the registration under the Securities Act of any Micron Shares held by any Seller who, as a result of being considered an affiliate of Micron for purposes of Rule 144 under the Securities Act (“Rule 144”), is unable to sell its Micron Shares within a three-month period due to the volume limitations generally applicable to affiliates of an issuer under Rule 144 (the “Registration Conditions”), upon the request of any Seller meeting the Registration Conditions which is made between November 7, 2011 and May 6, 2013.

The SHRRA also contains a prohibition on the transfer of Micron Shares by the Sellers prior to the expiration of a six-month lock-up period, subject to customary exceptions for certain permitted transfers.  Subject to certain limited exceptions, ST has agreed that in respect of any matter to be voted on by Micron’s stockholders, so long as ST and its affiliates beneficially own 5% or more of Micron’s outstanding common stock, ST will vote its Micron Shares (and any other Micron voting securities owned by it at such time) in the same manner as recommended by the board of directors of Micron to Micron’s shareholders in respect of such matter.

In addition, each Seller and its controlled affiliates are subject to certain standstill restrictions under the SHRRA whereby the Sellers have agreed not to, and have agreed to cause their controlled affiliates not to, among other things, acquire any Micron securities, assets or businesses, make or participate in any proxy solicitation in respect of Micron’s common stock, or seek to influence or control Micron’s board of directors.  The standstill restrictions apply until the earlier to occur of (a) May 7, 2013; (b) the consummation of a change in control of Micron; and (c) the date on which such Seller and its affiliates no longer beneficially own 5% or more of Micron’s outstanding common stock.

Item 2.01                      Completion of Acquisition or Disposition of Assets

Pursuant to the Share Purchase Agreement (the “Purchase Agreement”), dated February 9, 2010, by and among Micron, Micron Semiconductor, B.V. (“MNL”), a wholly-owned subsidiary of Micron, and the Sellers, on May 7, 2010, Micron completed its acquisition (the “Share Purchase”) of all of the outstanding shares of capital stock of Numonyx Holdings B.V. (“Numonyx”) from the Sellers for a total consideration consisting of 137,710,146 shares of Micron common stock (the “Micron Shares”).  Of these Micron Shares, 21,000,000 shares have been placed in escrow for a 12 month period following the closing of the Share Purchase as partial security for the Sellers’ indemnity obligations under the Purchase Agreement.  In addition, Micron assumed all outstanding restricted stock units (“RSUs”) held by Numonyx employees representing approximately 4.8 million shares of Micron common stock.  Micron announced the completion of the Share Purchase in a press release dated May 7, 2010, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

The foregoing description of the Share Purchase is qualified in its entirety by reference to the Purchase Agreement, which was previously filed as Exhibit 10.88 to Micron’s Quarterly Report on Form 10-Q filed with the SEC on April 10, 2010.

Micron’s offer and sale of the Micron Shares was conducted as a private placement pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), based on the limited nature of the offering and the Sellers’ status as accredited investors.  Accordingly, the Micron Shares issued in the Share Purchase are restricted within the meaning of Rule 144 of the Securities Act.  Subject to certain conditions, the Sellers may require Micron to register the Micron Shares for resale on a Form S-3 registration statement pursuant to the SHRRA as described under Item 1.01 of this Current Report on Form 8-K.

Item 3.02                      Unregistered Sales of Equity Securities

The information set forth in Item 2.01 related to the issuance of the Micron Shares is hereby incorporated by reference under this Item 3.02.

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

Exhibit No.	Description
99.1	Press Release issued on May 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	May 13, 2010	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED MAY 7, 2010

Exhibit No.	Description
99.1	Press Release issued on May 7, 2010